UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On October 2, 2014, at a special meeting, the stockholders of TransDigm Group Incorporated (the “Company”) voted to approve and adopt the Company’s 2014 Stock Option Plan (the “Plan”). The Plan was approved by the Company’s Board of Directors on July 24, 2014, subject to shareholder approval.

The Plan is designed to assist the Company in attracting, retaining, motivating and rewarding key employees, directors or consultants, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of key employees, directors or consultants with those of the Company’s stockholders. The Plan will be administered by the Compensation Committee of the Company’s Board of Directors. Pursuant to the terms of the Plan, the Committee is authorized to grant incentive stock options and nonqualified stock options each with an exercise price not less than the per share fair market value of Company’s shares of Common Stock on the date the option is granted and a term of no more than ten years.

The number of the Company’s shares of Common Stock reserved for awards under the Plan is 5,000,000, subject to certain capitalization adjustments. The Plan provides that no more than 1,500,000 shares of Common Stock will be the subject of options granted to any single participant during any 12-month period. The amounts that will be received by or allocated to certain executive officers under the Plan are not determinable; however, the Company anticipates that it will make option grants consistent with past practice.

The Board of Directors has the authority to amend, suspend or terminate the Plan; provided, however, that any amendment that must be approved by shareholders will not be effective unless and until shareholder approval has been obtained.

The foregoing summary of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 2, 2014, the Company conducted a Special Meeting of Stockholders. At the meeting, the Company’s stockholders voted on a proposal to approve and adopt the Company’s 2014 Stock Option Plan (described above). The particulars of the vote are set forth below:

Proposal to Approve and Adopt the Company’s 2014 Stock Option Plan

FOR	36,158,343
AGAINST	11,920,062
ABSTAIN	39,576

No other matters were brought before stockholders for a vote at the meeting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	TransDigm Group Incorporated 2014 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Gregory Rufus

Gregory Rufus
Executive Vice President, Chief Financial Officer and Secretary

Date: October 6, 2014

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